UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/18/2009

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32253

Delaware	23-3058564
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)

(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Raymond E. Mabus, Jr. has resigned from the Board of Directors, the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors of EnerSys, effective May 18, 2009. Mr. Mabus' resignation is due to his appointment as the Secretary of the United States Navy and is not as a result of any disagreement with EnerSys on any matter relating to EnerSys' operations, policies or practices.

Based upon the recommendation of the Nominating and Corporate Governance Committee, effective May 19, 2009, the Board of Directors has appointed Arthur T. Katsaros to serve as a member of the Audit Committee, filling the vacancy created by the resignation of Mr. Mabus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: May 20, 2009	By:	/s/ Richard W. Zuidema
Richard W. Zuidema
Executive Vice President - Administration & Secretary